UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 9, 2013

Big Sky Productions, Inc.
(Exact name of registrant as specified in its charter)

Nevada	88-0410480
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

12021 Wilshire Blvd. #234, Los Angeles, CA	90025
(Address of principal executive offices)	(Zip Code)

1-310-430-1388
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

See Item 2.01 below for description of a material definitive agreement we entered into.

ITEM 2.01. COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS.

On October 10, 2013, pursuant to a Membership Interest Purchase Agreement dated therewith (“Agreement”), we completed the acquisition of NitroHeat, LLC, a California limited liability company (“NitroHeat") from its sole member Anand Derek Naidoo for a purchase price of 20,000,000 shares of our common stock. NitroHeat shall operate as our wholly-owned subsidiary. A copy of the Agreement is attached hereto as Exhibit 10.

NitroHeat is a manufacturer and distributor of heated nitrogen systems primarily focused towards the spray painting industry.

ITEM 3.02. UNREGISTERED SALES OF EQUITY SECURITIES

As noted in Item 2.01 above, in connection with the NitroHeat acquisition, we are obligated to issue 20,000,000 shares of our common stock to Anand Derek Naidoo within 30 days of closing. The sale and issuance of the common stock was made in reliance upon the exemption afforded by the provisions of Section 4(2) of the Securities Act of 1933, as amended.

ITEM 5.02.

In connection with the NitroHeat acquisition:

a.	We appointed Anand Derek Naidoo as our Chief Executive Officer, President and Director, and the Chief Executive Officer of NitroHeat.

Mr. Naidoo, age 48, has been Chief Executive Officer of NitroHeat since 2011. Prior to this, Mr. Naidoo was CEO of Auto Body Speed Shop from 2009 to 2011, and CEO of UDI Group from 2001 to 2009.

b.	Ellis Martin resigned as our Chief Executive Officer, however remains as our Chief Financial Officer and Director, and was appointed Chairman of our Board of Directors.

ITEM 9. FINANCIAL STATEMENTS AND EXHIBITS

9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired.

The financial statements that are required pursuant to this Item 9.01(a) will be filed by amendment not later than 71 calendar days after the date that this initial current report on Form 8-K was required to be filed.

(b) Pro forma financial information.

The pro forma financial information that is required pursuant to this Item 9.01(b) will be filed by amendment not later than 71 calendar days after the date that this initial current report on Form 8-K was required to be filed.

(c)  Exhibits

10	Membership Interest Purchase Agreement dated October 10, 2013 by and between registrant, NitroHeat, LLC, and Anand Derek Naidoo.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Big Sky Productions, Inc.

Dated:	October 15, 2013

By:	/s/ Ellis Martin
Ellis Martin
Chief Financial Officer